COUSINS PROPERTIES INCORPORATED

                               PROFIT SHARING PLAN


                             AS AMENDED AND RESTATED

                                 EFFECTIVE AS OF

                                 January 1, 1996




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                                TABLE OF CONTENTS


ss. 1. DEFINITIONS .......................................................... 1
     1.1. Account ........................................................... 1
     1.2. Actual Deferral Percentage ........................................ 1
     1.3. Adjustment ........................................................ 1
     1.4. Affiliate ......................................................... 2
     1.5. Average Actual Deferral Percentage ................................ 2
     1.6. Beneficiary ....................................................... 2
     1.7. Board ............................................................. 2
     1.8. Break in Service .................................................. 2
     1.9. Brokerage Account ................................................. 2
     1.10. Code ............................................................. 2
     1.11. Company .......................................................... 3
     1.12. Company Account .................................................. 3
     1.13. Company Contribution ............................................. 3
     1.14. Compensation...................................................... 3
     1.15. Contributory Account ............................................. 3
     1.16. Distributable Account ............................................ 4
     1.17. Elective Deferrals ............................................... 4
     1.18. Employee ......................................................... 4
     1.19. ERISA ............................................................ 4
     1.20. Employment Commencement Date ..................................... 4
     1.21. Employment Termination Date ...................................... 4
     1.22. Excess Contributions ............................................. 5
     1.23. Excess Deferrals ................................................. 5
     1.24. Forfeiture ....................................................... 5
     1.25. 401(k) Account.................................................... 5
     1.26. 401(k) Contributions.............................................. 5
     1.27. Fund ............................................................. 5
     1.28. Highly Compensated Employee ...................................... 5
     1.29. Leave of Absence ................................................. 7
     1.30. Maternity or Paternity ........................................... 8
     1.31. Nonhighly Compensated Employee ................................... 8
     1.32. OBRA'93 Annual Compensation Limit ................................ 8
     1.33. Participant ...................................................... 8
     1.34. Plan ............................................................. 8
     1.35. Plan Sponsor ..................................................... 8
     1.36. Plan Year ........................................................ 8
     1.37. Trust Agreement................................................... 8
     1.38. Trustee .......................................................... 9
     1.39. Valuation Date ................................................... 9
     1.40. W-2 Compensation ................................................. 9

ss. 2. PARTICIPATION ........................................................ 9
     2.1.  Participation Requirements........................................ 9
     2.2.  Reemployment ..................................................... 9
     2.3.  Not a Contract of Employment ..................................... 9

ss. 3. CONTRIBUTIONS ........................................................ 9
     3.1. Company Contribution .............................................. 9
     3.2. 401(k) Contributions ............................................. 10
     3.3. Contribution Limitations ......................................... 10
     3.4. No After-Tax or Rollover Contributions ........................... 11



ss. 4. ALLOCATIONS TO ACCOUNTS ............................................. 11
     4.1. Administrative Action ............................................ 11
     4.2. Allocation of Investment Gains or Losses ......................... 11
     4.3. Allocation of 401(k) Contributions ............................... 11
     4.4. Annual Allocation of Forfeitures and Company
          Contribution ..................................................... 11
     4.5. Statutory Allocation Restrictions ................................ 12
     4.6. Allocation Report ................................................ 17
     4.7. Allocation Corrections ........................................... 17

ss. 5. PLAN BENEFITS ....................................................... 17
     5.1. Retirement Benefit ............................................... 17
     5.2. Disability Benefit ............................................... 17
     5.3. Death Benefit .................................................... 18
     5.4. Vested Benefit ................................................... 19
     5.5. Missing Claimant ................................................. 22

ss. 6. BENEFIT DISTRIBUTION ................................................ 22
     6.1. Lump Sum Distribution ............................................ 22
     6.2. Distribution Deadlines and Consent Requirement ................... 23
     6.3. Distributions Procedure .......................................... 24
     6.4. Hardship Distributions ........................................... 26

ss. 7. ADMINISTRATION ...................................................... 28
     7.1. Plan Sponsor Powers and Duties ................................... 28
     7.2. Liquidity Requirements ........................................... 29
     7.3. Records .......................................................... 29
     7.4. Information from Others .......................................... 29

ss. 8. TRUST FUNDS AND TRUSTEE ............................................. 29
     8.1. Trust Funds ...................................................... 29
     8.2. Notification to Trustee .......................................... 32
     8.3. Loans ............................................................ 33

ss. 9. AMENDMENT, TERMINATION AND INDEMNIFICATION .......................... 35
     9.1. Amendment ........................................................ 35
     9.2. Termination ...................................................... 35
     9.3. Indemnification .................................................. 35

ss. 10. MISCELLANEOUS ...................................................... 36
     10.1. Headings and References ......................................... 36
     10.2. Construction .................................................... 36
     10.3. Spendthrift Clause .............................................. 36
     10.4. Legally Incompetent ............................................. 36
     10.5. Benefits Supported Only by Funds ................................ 36
     10.6. No Discrimination ............................................... 36
     10.7. Claims .......................................................... 37
     10.8. Nonreversion .................................................... 37
     10.9. Merger or Consolidation ......................................... 37
     10.10. Agent for Service of Process ................................... 37
     10.11. Qualified Domestic Relations Order ............................. 38


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                         COUSINS PROPERTIES INCORPORATED
                               PROFIT SHARING PLAN
                               -------------------


The Cousins Properties Incorporated Profit Sharing Plan, which was (1) first adopted effective as of January 1, 1966, (2) last amended and restated in its entirety effective as of January 1, 1991, and (3) thereafter amended by amendments adopted on December 22, 1992, November 4, 1994 and September 21, 1995, is hereby amended and restated in its entirety effective as of January 1, 1996 to add a cash or deferred arrangement described in Code ss. 401(k). Unless otherwise expressly set forth in this Plan, the terms of this Plan shall apply only to Employees whose employment as such terminates on or after January 1, 1996. The rights and benefits, if any, of a former Employee whose employment terminated before such date, and who is not reemployed after such date, shall be determined solely in accordance with the terms of this Plan as in effect on the date his or her employment as such terminated. This Plan has been a profit sharing plan, and this amended and restated Plan shall continue to be a profit sharing plan, up to 100% of the assets of which may be invested in common stock issued by the Plan Sponsor.

                               ss. 1. DEFINITIONS
                               ------------------

The following terms shall have the meanings set forth opposite such terms for purposes of this Plan.

1.1. Account - means such amount of money, if any, as is evidenced by the last balance posted to the individual bookkeeping account of each Participant and each Beneficiary in accordance with this Plan. Each Account may consist of more than one sub-Account, and the record of each such individual account shall be maintained by the Plan Sponsor. An Account shall cease to exist when the money evidenced thereby is exhausted through distributions or Forfeitures made in accordance with this Plan.

1.2. Actual Deferral Percentage -- means for each Plan Year for each Participant who is eligible to make 401(k) Contributions at any time during such Plan Year the ratio (expressed as a percentage) of (a) the 401(k) Contributions, if any, made on his or her behalf for such Plan Year to (b) his or her Compensation for such Plan Year. The Actual Deferral Percentage of a Participant who is eligible to make, but does not make, 401(k) Contributions shall be zero.

1.3. Adjustment - means for each Valuation Date the net increase or decrease in the fair market value of the Funds attributable to investments (after deducting expenses) for the period beginning immediately after the preceding Valuation Date and ending on such Valuation Date as such increase or decrease is determined by the Plan Sponsor, excluding the net increase or decrease attributable to the assets of Brokerage Accounts.

1.4. Affiliate - means for each calendar year (a) any parent, subsidiary or sister corporation which during such year is a member of a controlled group of corporations (as defined in Code ss. 1563(a), disregarding Code ss.ss. 1563(a)(4) and 1563(e)(3)(C)) of which the Plan Sponsor is a member, (b) any trade or business, whether or not incorporated, which during such year is considered to be under common control with the Plan Sponsor under Code ss. 414(c), (c) any member of an affiliated service group (under Code ss. 414(m)) which includes the Plan Sponsor, and (d) any entity required to be aggregated with the Plan Sponsor under Code ss. 414(o).

1.5. Average Actual Deferral Percentage - means for each Plan Year the average (expressed as a percentage) of the Actual Deferral Percentages computed separately (a) for the group of Participants who are Highly Compensated Employees during such Plan Year and (b) for the group of Participants who are Nonhighly Compensated Employees during such Plan Year.

1.6. Beneficiary - means the person or persons so designated as such in accordance with ss. 5.3 by a Participant or by operation of this Plan.

1.7. Board - means the Plan Sponsor's Board of Directors.

1.8. Break in Service - means any 12 consecutive month period which begins on an Employee's Employment Termination Date during which the Employee is neither paid nor entitled to payment for the performance of duties as an Employee; provided, however, if an Employee is absent from service for Maternity or Paternity reasons, the 12 consecutive month period beginning on the first anniversary of the first date of the absence shall neither constitute a Break in Service nor a period of severance or a period of service.

1.9. Brokerage Account - means an account which the Plan Sponsor directs one, or more than one, Trustee to establish pursuant to a Participant's direction at a brokerage firm (selected by the Plan Sponsor) through which such Participant can exercise investment discretion over his or her Account (other than his or her 401(k) Account) upon the transfer of the assets of such Account (in accordance with ss. 8.1(b)) to such brokerage account.

1.10. Code - means the Internal Revenue Code of 1986, as amended, and, if the Code is amended, any reference to a section of the Code in this Plan automatically shall be deemed amended to conform to the related amendment to the Code.

1.11. Company - means the Plan Sponsor, Cousins Real Estate Corporation, Cousins MarketCenters, Inc. (which formerly was known as Cousins/New Market Development Company, Inc.), and each other Affiliate which the Board designates as such for such calendar year.

1.12. Company Account - means the sub-Account which reflects a Participant's share of Forfeitures, Company Contributions and the related investment gains and losses.

1.13. Company Contribution - means any payment by a Company to the Fund with respect to a calendar year in accordance with ss. 3.1.

1.14. Compensation - means for each Employee for each calendar year the lesser of

             (a) the OBRA'93 Annual Compensation Limit or

             (b) the actual compensation which is paid to such Employee by a Company for such calendar year and which is subject to federal income tax withholding,

                    (1) plus his or her 401(k) Contributions and any other amount which is contributed on his or her behalf for such calendar year by a Company to a plan pursuant to a salary reduction agreement and which is not includable in his or her gross income for federal income tax purposes under Code ss.ss. 125 or 401(k), and

                    (2) minus all of the following (to the extent subject to federal income tax withholding): (A) expense reimbursements and other expense allowances, (B) fringe benefits (cash and noncash), (C) reimbursements for moving expenses, (D) deferred compensation benefits (including, without limitation, contributions to this Plan and income attributable to the exercise of any stock options or stock appreciation rights or similar arrangements) and (E) welfare benefits (including, without limitation, contributions to group insurance plans and any other employee welfare benefit plans which are not made pursuant to a salary reduction agreement and compensation paid to such Employee specifically for the purchase of life insurance and other welfare benefits).

1.15. Contributory Account - means the fully vested sub-Account which reflects the amounts contributed by a Participant as a Minimum Contribution (as defined in this Plan as in effect on December 31, 1981 and as made on or before such date) and as a Voluntary Contribution (as defined in this Plan as in effect on December 31, 1986 and as made on or before such date), and the related investment gains and losses.

1.16. Distributable Account - means the 401(k) Contribution Account and Contributory Account, if any, and the vested percentage of a Company Account which is distributable to a Participant or Beneficiary under ss. 6 as a result of an event described in ss. 5.

1.17. Elective Deferrals - means the 401(k) Contributions made on a Participant's behalf under this Plan and the employer contributions made on his or her behalf pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code ss. 401(k), any simplified employee pension cash or deferred arrangement as described in Code ss. 402(h)(1)(B), any plan described under Code ss. 501(c)(18), any salary reduction agreement for the purchase of an annuity contract under Code ss. 403(b) and, to the extent required under Code ss. 402(g)(8)(A)(ii), any eligible deferred compensation plan under Code ss. 457.

1.18. Employee - means each person who is an employee of a Company or an Affiliate (which is not a Company) under such organization's uniform and nondiscriminatory personnel policy and each person who is treated as such as a result of the "leased employee" rules under Code ss. 414(n).

1.19. ERISA - means the Employee Retirement Income Security Act of 1974, as amended and, if ERISA is amended, any reference to a section of ERISA in this Plan automatically shall be deemed amended to conform to the related amendment to ERISA.

1.20. Employment Commencement Date - means the first date for which a new Employee is paid or is entitled to payment as an Employee for the performance of duties as an Employee or, in the event such person subsequently incurs a Break in Service, the first date for which such Employee thereafter is paid or is entitled to payment as an Employee for the performance of duties as a result of his or her reemployment as such; provided, further, that the Employment Commencement Date for a person who is an employee of an organization on the date such organization becomes an Affiliate shall be treated as the date such organization becomes an Affiliate.

1.21. Employment Termination Date - means for each Employee the first to occur of (a) the earlier of the date his or her employment terminates either on account of a quit, discharge, death or retirement or (b) the date on which ends a 12 consecutive month period of absence from active employment during which period such Employee is neither on a Leave of Absence nor paid nor entitled to payment for the performance of duties as an Employee; provided, further, that the Employment Termination Date for a person who is an Employee of an Affiliate on the date on which its status as an Affiliate terminates (other than by reason of a merger into a Company or another Affiliate) shall be treated as the date such organization terminates its status as an Affiliate unless such person remains an Employee after such date.

1.22. Excess Contributions - means for each Highly Compensated Employee for each Plan Year the excess of (a) the 401(k) Contributions actually taken into account in determining his or her Actual Deferral Percentage for such Plan Year over (b) the maximum amount of such contributions permitted for such Plan Year under Code ss. 401(k)(3)(A), where such maximum shall be determined by reducing such contributions made on behalf of such Highly Compensated Employees in order of their Actual Deferral Percentages, beginning with the highest of such percentages.

1.23. Excess Deferrals - means for each Participant for each taxable year the 401(k) Contributions for such taxable year that exceed $9,500 (or, after 1996, the dollar limit under Code ss. 402(g) in effect at the beginning of such taxable year) and that the Participant elects to be refunded from this Plan pursuant to the procedures set forth in ss. 4.5(b).

1.24. Forfeiture - means the balance of a Participant's Company Account which is forfeited under this Plan as a result of a termination of his or her employment as an Employee.

1.25. 401(k) Account - means the fully vested sub-Account which reflects a Participant's 401(k) Contributions and the related investment gains and losses.

1.26. 401(k) Contributions - means the contributions made by a Company on a Participant's behalf in lieu of cash compensation pursuant to his or her election under ss. 3.2.

1.27. Fund - means the trust fund which is established and maintained as part of and in accordance with this Plan under each Trust Agreement.

1.28. Highly Compensated Employee -

             (a) General. The term "Highly Compensated Employee" means for each Plan Year each Participant who performs service for the Plan Sponsor or an Affiliate during the determination year and who is described in any one or more of the following groups:

                    (1) an Employee who is a 5% owner as defined in Code ss. 416(i)(1)(A)(iii) at any time during the determination year or the look back year;

                    (2) an Employee who receives compensation in excess of $100,000 (indexed after 1996 in accordance with Code ss. 415(d)) during the look back year;

                    (3) an Employee who receives compensation in excess of $66,000(indexed after 1996 in accordance with Code ss. 415(d)) during the look back year and is a member of the top-paid group for the look back year, where the top-paid group consists of the top 20% of Employees ranked on the basis of compensation received during the applicable year, and for purposes of determining the number of Employees in the top-paid group, the following Employees shall be excluded:

                           (A) Employees who have not completed 6 months of service,

                           (B) Employees who normally work less than 17 1/2 hours per week,

                           (C) Employees who normally work during less than 6 months during any year,

                           (D) Employees who have not attained age 21, and

                           (E) except to the extent provided in regulations, Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Plan Sponsor or an Affiliate, which agreement does not provide for participation in this Plan;

                    (4) an Employee who is an officer, within the meaning of Code ss. 416(i), during the look back year and who receives compensation in the look back year greater than $60,000 (or, after 1996, 50% of the dollar limitation in effect under Code ss. 415(b)(1)(A) for the calendar year in which the look back year begins), where

                           (A) the number of officers taken into account is limited to 50 (or if less, the greater of 3 Employees or 10% of Employees) excluding those Employees who may be excluded in determining the top-paid group as set forth in (3) above; and

                           (B) when no officer has compensation in excess of 50% of the dollar limitation in effect under Code ss. 415(b)(1)(A), the highest paid officer is treated as a Highly Compensated Employee; and

                    (5) an Employee who is described in ss. 1.28(a)(2), (3) or (4), when such sections are modified to substitute the determination year for the look-back year, and who is one of the 100 Employees who received the most compensation from the Plan Sponsor and the Affiliates during the determination year.

             (b) Additional Rules.  For purposes of this ss. 1.28:

                    (1) the determination of which Employees are Highly Compensated Employees shall at all times be subject to Code ss. 414(q) and any related regulations, rulings, notices or procedures;

                    (2) the determination year is the Plan Year for which the determination of who is highly compensated is being made, and the look-back year is the 12-month period immediately preceding the determination year;

                    (3) "compensation" means W-2 Compensation, plus elective or salary reduction contributions to a cafeteria plan under Code ss. 125, a cash or deferred arrangement under Code ss.ss. 402(e)(3) or 402(h), or a tax sheltered annuity under Code ss. 403(b);

                    (4) employers aggregated under Code ss. 414(b), (c), (m) or (o) shall be treated as a single employer;

                    (5) a Highly Compensated Employee who is either a 5% owner or one of the ten most highly compensated employees is subject to the family aggregation rules under Code ss. 414(q)(6) and, with respect to any such Highly Compensated Employee or former Highly Compensated Employee, "family member" means such person's spouse and lineal ascendants or descendents and the spouses of such lineal ascendants and descendents; and

                    (6) in determining whether an Employee is a Highly Compensated Employee for any Plan Year, the Plan Sponsor shall use the calendar year calculation election described in the regulations under Code ss. 414(q) and may make any other elections authorized under the applicable regulations, rulings or revenue procedures, including the simplified method and snapshot day determination authorized under Revenue Procedure 93-42.

1.29. Leave of Absence - means an approved leave of absence granted in writing to an Employee by a Company or, where appropriate, an Affiliate (which is not a Company) in accordance with applicable federal or state law or such organization's personnel policy for a period during which such Employee is expected to cease actively performing duties for which such Employee is paid or entitled to payment as an Employee under circumstances which do not involve a quit, discharge or retirement.

1.30. Maternity or Paternity - means an Employee's absence from work by reason of the Employee's pregnancy, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.31. Nonhighly Compensated Employee - means an individual who is neither a Highly Compensated Employee nor a family member (as described in Code ss. 414(q)(6)) of a Highly Compensated Employee.

1.32. OBRA'93 Annual Compensation Limit - means $150,000, as adjusted after 1996 for increases in the cost of living in accordance with Code ss. 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA'93 Annual Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. Any reference in this Plan to the limitation under Code ss. 401(a)(17) shall mean the OBRA'93 Annual Compensation Limit set forth in this ss. 1.32.

If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA'93 Annual Compensation Limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA'93 Annual Compensation Limit is $150,000.

1.33. Participant - means for any calendar year each salaried Employee of a Company who satisfies the requirements described in ss. 2 and who is not treated as an Employee solely by reason of the "leased employee" rules under Code ss. 414(n) and each former Employee from whom an Account is maintained.

1.34. Plan - means this Cousins Properties Incorporated Profit Sharing Plan as effective as of January 1, 1996 and all amendments to such plan or, when required by the context, this Plan as in effect before January 1, 1996.

1.35. Plan Sponsor - means Cousins Properties Incorporated and any successor to such organization.

1.36. Plan Year - means the calendar year.

1.37. Trust Agreement - means each separate agreement that establishes a separate trust fund which is a part of this Plan.

1.38. Trustee - means the individual or individuals appointed by the Plan Sponsor and designated to serve as the trustee or trustees of each Fund and any successor to such individual or individuals.

1.39. Valuation Date - means (a) for each Company Account and Contributory Account that is not invested in a Brokerage Account, the last day of each calendar month, (b) for each Company Account and Contributory Account that is invested in a Brokerage Account, the last day of each Plan Year and each other date, if any, as agreed upon between the Plan Sponsor and the Trustees for valuing such accounts, and (c) for each 401(k) Account, the last day of each calendar month and each other date, if any, as agreed upon between the Plan Sponsor and the Trustees for valuing such accounts.

1.40. W-2 Compensation - means for each Participant his or her wages and other payments required to be reported as "wages, tips and other compensation" on his or her Form W-2 under Code ss.ss. 6041, 6051 and 6052 as determined in accordance with the regulations under Code ss. 415.



                              ss. 2. PARTICIPATION
                              --------------------

2.1. Participation Requirements. Each salaried Employee of a Company shall satisfy the participation requirements of this Plan on his or her Employment Commencement Date if he or she is a salaried Employee of a Company on such date and is not treated as an employee solely by reason of the "leased employee" rules under Code ss. 414(n).

2.2. Reemployment. A salaried Employee who terminates employment and is reemployed as a salaried Employee of a Company shall be treated as satisfying the participation requirements under ss. 2.1 upon his or her reemployment by such Company.

2.3. Not a Contract of Employment. This Plan is not a contract of employment and participation in this Plan shall not give any person the right to be retained in the employ of a Company or any Affiliate or, upon the termination of such employment, to have any interest or right in the Funds other than as expressly set forth in this Plan.

                              ss. 3. CONTRIBUTIONS
                              --------------------

3.1. Company Contribution. Subject to ss. 4.5, the Plan Sponsor contemplates that each Company for each calendar year will contribute the same overall percentage of Compensation for Participants who are employed by that Company on the last day of such calendar year as the overall percentage of Compensation which the Plan Sponsor contributes for Participants who are employed by the Plan Sponsor on the last day of such calendar year. If a Company for any calendar year elects to contribute a different overall percentage of such Compensation for Participants, the Company Contribution made by such Company and the Forfeitures attributable to Participants employed by such Company thereafter shall be allocated exclusively to Participants employed by such Company and no other Company Contributions or Forfeitures shall be allocated to such Participants. If a Participant has Compensation from more than one Company and his or her total Compensation under ss. 1.14(b) exceeds the OBRA'93 Annual Compensation Limit, each Company's contribution under this ss. 3.1 with respect to such Participant shall be based on a fraction of the OBRA'93 Annual Compensation Limit, where the numerator of such fraction shall be his or her Compensation attributable under ss. 1.14(b) to such Company and the denominator of which shall be his or her total Compensation under ss. 1.14(b).

3.2.         401(k) Contributions.

             (a) General Rule. Subject to the rules set forth in this ss. 3.2 and the limitations set forth in ss. 4.5, each Participant who is an Employee may elect that the Company employing such Participant make 401(k) Contributions from his or her Compensation for each payroll period for which such election is effective. All such 401(k) Contributions shall be made exclusively through payroll withholding and shall be transferred to the Trustees as soon as practicable after the end of the payroll period during which such contributions are withheld.

             (b) Election Procedure. The Plan Sponsor from time to time shall establish and shall communicate in writing to Participants such procedures for making the elections described in this ss. 3.2 as the Plan Sponsor deems appropriate under the circumstances for the uniform and proper administration of this Plan. A Participant's election shall be made on an election form provided for this purpose and no election shall be effective unless such election form is properly completed and timely filed in accordance with such procedures. An election shall remain in effect until revised or terminated in accordance with such procedures. The Plan Sponsor shall have the right at any time unilaterally to reduce the amount or percentage of 401(k) Contributions which a Participant has elected be made on his or her behalf if the Plan Sponsor determines that such reduction might be necessary to satisfy the limitations under ss. 4.5.

3.3. Contribution Limitations. The 401(k) Contributions and Company Contribution for each calendar year in no event shall exceed the limitations described in ss.
4.5 for such calendar year. Furthermore, in the event a suspense account under ss. 4.5(a)(3) is in existence on the first day of a calendar year, no Company Contribution for such year shall be made if the allocation in such year of the amount in such suspense account then would be precluded by Code ss. 415.

3.4. No After-Tax or Rollover Contributions. The only contributions that a Participant can elect to make are 401(k) Contributions under ss. 3.2. No other elective contributions shall be made by Participants or Employees under this Plan either directly or through a rollover from an individual retirement account or any other employee benefit plan.

                         ss. 4. ALLOCATIONS TO ACCOUNTS
                         ------------------------------

4.1. Administrative Action. As soon as practicable after each Valuation Date, Participants and Beneficiaries who as of such Valuation Date are entitled to one or more of the allocations called for in this ss. 4 shall be identified and the information which the Plan Sponsor (in its judgment) needs to make such allocations shall be furnished to the Plan Sponsor by each Company as a condition to the Plan Sponsor making such allocations.

4.2. Allocation of Investment Gains or Losses. The Plan Sponsor shall allocate the Adjustment for each Valuation Date among the applicable sub- Accounts of each Participant and Beneficiary in the proportion that each such sub-Account bears to all such sub-Accounts in order that each such sub-Account will proportionately benefit from any earnings or appreciation in the value of the assets of the Funds in which such sub-Account is invested or proportionately suffer any losses or depreciation in the value of such assets. This allocation shall be made in accordance with such reasonable and equitable procedures as may be established from time to time by the Plan Sponsor, which procedures may include allocations based on units, and shall be made wholly without reference to the suspense account referred to in ss. 4.5(a)(3) or to Brokerage Accounts. Notwithstanding the foregoing, all investment gains and losses attributable to the assets of a Brokerage Account shall be allocated exclusively to such account as of each Valuation Date.

4.3. Allocation of 401(k) Contributions. Subject to the restrictions set forth in ss. 4.5, as of each Valuation Date the Plan Sponsor shall credit any 401(k) Contributions made for the period ending on such Valuation Date to the 401(k) Account of each Participant on whose behalf such contributions are made.

4.4.         Annual Allocation of Forfeitures and Company Contribution.

             (a) Forfeitures. Subject to the restrictions set forth in ss. 4.5, the Plan Sponsor as the first allocation step in the annual allocations shall allocate the Forfeitures for each calendar year as of the last day of such calendar year among the Company Accounts of each Participant described in ss. 4.4(c) in the same proportion that his or her Compensation for such calendar year bears to the total Compensation of all such Participants for such year.

             (b) Company Contribution. Subject to the restrictions set forth in ss. 4.5, the Plan Sponsor as the second allocation step in the annual allocations shall allocate the Company Contribution for each calendar year as of the last day of such calendar year among the Company Accounts of each Participant described in ss. 4.4(c) in the same proportion that his or her Compensation for such calendar year bears to the total Compensation of all such Participants for such year.

             (c) Eligible Participants. A Participant shall be eligible to share in the allocations of the Forfeitures and Company Contribution for a Plan Year only if he or she

                    (1) is a salaried Employee of a Company on the last day of such Plan Year and

                    (2) was a salaried Employee of a Company on or before the first day of such Plan Year and either (A) he or she has not had 5 or more consecutive Breaks in Service since such date or (B) his or her Account was vested at least in part before he or she had 5 or more consecutive Breaks in Service.

             A salaried Employee who is reemployed by a Company after he or she has 5 or more consecutive Breaks in Service shall be treated under ss. 4.4(c)(2) as if he or she had never been an Employee unless his or her interest in his or her Account was vested at least in part before such Employee had such Breaks in Service.

4.5.         Statutory Allocation Restrictions.

             (a)    Code ss. 415 Limitations.

                    (1) General Rule. The sum of the 401(k) Contributions (including any Excess Contributions distributed to the Participant under ss. 4.5(c)), Forfeitures and the Company Contribution allocated for any calendar year to the Account of any Participant shall (after taking in account the special rules under ss. 4.5(a)(2)) under no circumstances exceed the lesser of:

                           (A)   25% of the Participant's W-2 Compensation for
                            such calendar year; or

                           (B) the greater of $30,000 or one-fourth of the defined benefit dollar limit set forth in Code ss. 415(b)(1) as in effect for such calendar year.

                    (2)    Special Rules.

                           (A) A contribution made by or on behalf of an Employee under any other defined contribution plan (as defined in Code ss. 414(i)) which is maintained by a Company or an Affiliate (which is not a Company) shall be treated as made under this Plan by or on behalf of such Employee.

                           (B) No contribution shall be made under this Plan on behalf of an Employee who has accrued a benefit under any defined benefit plan (as defined in Code ss. 414(j)) which is maintained by a Company or an Affiliate (which is not a Company) to the extent that making such contribution would result in the sum of the defined benefit plan fraction (as defined in Code ss. 415(e)(3)) and the defined contribution plan fraction (as defined in Code ss. 415(e)(3)) for such Employee exceeding 1.0.

                          (C) The figure "1.0" shall be substituted for the figure "1.25" in Code ss.ss. 415(e)(2)(B) and 415(e)(3)(B) for any calendar year if, as of the December 31 which immediately precedes the beginning of that calendar year, the sum of (i) the Accounts of all "key employees" (as defined in Code ss. 416(i)) under this Plan and all other defined contribution plans (as defined in Code ss. 414(i)) maintained by a Company and any Affiliate, (which is not a Company) and (ii) the present value of the accumulated accrued benefits for each such "key employee" under each defined benefit plan (as defined in Code ss. 414(j)) maintained by a Company and any Affiliate (which is not a Company) exceeds in the aggregate 90% of such accounts and such present values under such plans for all Employees of a Company and such Affiliates (which are not a Company) who participate in such plans, all as determined in accordance to the rules set forth in Code ss. 416.

                          (D) A contribution which is credited under a welfare benefit fund maintained by a Company or any Affiliate (which is not a Company) for any year to a reserve for post-retirement medical benefits for an Employee who is a "key employee" (as defined in Code ss. 416(i)) shall be treated as part of the Company Contribution made on his or her behalf under this Plan when, and to the extent, required under Code ss. 419A(d).

                    (3) Excess Amount. In the event that ss. 4.5(a)(1) actually restricts the amount otherwise allocable in any allocation step to any Account, the total amount which was unallocable in such step ("Excess Amount") shall be disposed of as follows. First, the Participant's 401(k) Contributions, if any, shall be refunded to the extent that such refund would satisfy such limitation. If an Excess Amount still exists after such refund, the amount otherwise allocable in any allocation step shall be deemed to be a Forfeiture and shall be allocated and reallocated (subject to ss. 4.5(a)(1)) in successive allocation steps by the Plan Sponsor among the Accounts of the remaining Participants according to the allocation procedure described ss. 4.4(a) until such Excess Amount has been allocated in its entirety. If the restriction set forth in ss. 4.5(a)(1) applies to all Participants before such Excess Amount has been allocated in its entirety, the Plan Sponsor shall transfer such unallocable amount to a suspense account which (1) shall not be subject to any Adjustment, (2) shall be deemed to be a Forfeiture for purposes of the annual allocations for the succeeding calendar year and (3) shall be added to the Adjustment as an investment gain in the event that there is a termination of this Plan (within the meaning of ss. 9.2) before the date as of which such suspense account becomes allocable in its entirety as a Forfeiture.

             (b)    Dollar Limitations on 401(k) Contributions.

                    (1) General. No Participant shall be permitted to have Elective Deferrals made on his or her behalf under this Plan or any other qualified plan maintained by the Plan Sponsor or an Affiliate during any taxable year in excess of $9,500 (or, after 1996, the dollar limit under Code ss. 402(g) in effect at the beginning of such taxable year).
                    If a Participant's 401(k) Contributions under this Plan exceed such dollar limit, such Participant shall be deemed to have made a request for a refund under ss. 4.5(b)(2) and such excess shall be refunded in accordance with ss. 4.5(b)(3).

                    Although a Participant's 401(k) Contributions under this Plan cannot exceed such dollar limit, his or her aggregate Elective Deferrals nevertheless can exceed such dollar limit in a calendar year if he or she participates in at least one other plan that provides for Elective Deferrals. In that event, such Participant may request a refund in accordance with ss. 4.5(b)(2) and his or her Excess Deferrals shall be refunded in accordance with ss. 4.5(b)(3).

                    (2) Refund Election. A Participant may request a refund from this Plan of any Excess Deferrals made during a taxable year by filing a claim with the Plan Sponsor on or before March 1 of the next taxable year. Such claim shall be in writing, shall specify the dollar amount of the Participant's Excess Deferrals assigned to this Plan for
                    such taxable year and shall  include a written   statement
                    that  such  amounts,   if  not   distributed  to  such
                    Participant, will exceed the limit imposed on the Participant by Code ss. 402(g) for the taxable year in which the deferral occurred.

                    (3) Distribution of Excess Deferrals. Excess Deferrals, plus any income and minus any loss allocable to such Excess Deferrals for the taxable year in which such Excess Deferrals were made (as determined in accordance with ss.
                    4.2 and the regulations under Code ss. 402(g)), shall be distributed no later than April 15 of any calendar year to Participants whose Excess Deferrals for the preceding Plan Year were assigned to this Plan under ss. 4.5(b)(2).

             (c) Limitations on 401(k) Contributions for Highly Compensated Employees.

                    (1) General. The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for any Plan Year shall not exceed the greater of

                           (A)  the  Average  Actual  Deferral   Percentage  for
                           Participants who are Nonhighly Compensated Employees for such Plan Year multiplied by 1.25, or

                           (B) the Average Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees for such Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees by more than 2 percentage points.

                    (2)    Special Rules.

                           (A) Other Plan or Arrangements. For purposes of this ss. 4.5(c), the Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have "elective deferrals" as described in Code ss. 402(g)(3)(A) allocated to his or her account under two or more plans or arrangements described in Code ss. 401(k) that are maintained by the Plan
                           Sponsor  or  an  Affiliate   shall  be determined  as
                           if all such contributions were made under this Plan.

                          (B) Code ss. 410(b) Aggregation. If this Plan satisfies the requirements of Code ss.ss. 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this ss. 4.5(c) shall be applied by determining the Actual Deferral Percentages of Participants as if all such plans were a single plan.

                         (C) Family Members. For purposes of determining the Actual Deferral Percentage of a Participant who is a Highly Compensated Employee described in Code ss. 414(q)(6)(A), the 401(k) Contributions and
                         Compensation  of  such   Participant   shall  include
                         the 401(k) Contributions and Compensation of his or her "family members" (as such family members are determined under Code ss. 414(q)(6)(B)), and such family members shall be disregarded as separate Participants in determining the Actual Deferral Percentage both for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees. In the case of a Highly Compensated Employee whose Actual Deferral Percentage is determined under the family aggregation rules described in this ss. 4.5(c)(2)(C), the determination of the amount of Excess Contributions under ss. 4.5(c) shall be made by
                         reducing  the  Actual   Deferral   Percentage  in
                         accordance with the "leveling" method described in ss. 1.401(k)-1(f)(2) of the regulations under Code ss. 401(k) and allocating the Excess Contributions among the family members in proportion to the contributions of each family member that have been combined.

                         (D) Other Requirements. The determination and treatment of the 401(k) Contributions and Actual Deferral Percentage and Excess Contributions of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                    (3) Distribution of Excess Contributions. Excess Contributions made for any Plan Year, plus any income and minus any loss allocable to such Excess Contributions for such Plan Year (as determined in accordance with ss. 4.2 and the regulations under Code ss. 401(k)), shall be distributed no later than the last day of the immediately following Plan Year to Participants on whose behalf such Excess Contributions were made. Such distributions shall be made to such Participants on the basis of the respective portions of the Excess Contributions attributable to each such Participant.

                   (4)  Order   for   Determining   Excess   Contributions.
                   Excess Contributions   shall  be  determined  after  first
                   determining Excess Deferrals. The Excess Contributions which would otherwise be distributed to the Participant shall be reduced, in accordance with federal income tax regulations, by the Excess Deferrals distributed to the Participant under ss. 4.5(b).

4.6. Allocation Report. After the Plan Sponsor has made the allocations for any Valuation Date described in this ss. 4, the Plan Sponsor shall deliver to each Company a report which lists each Participant and states the balance credited to each Account maintained for each such person. The Plan Sponsor also shall deliver at least annually to each Company an individual statement for each Participant which states the balance credited to his or her Account and which may be forwarded to that person.

4.7. Allocation Corrections. If an error or omission is discovered in any Account, the Plan Sponsor shall make such adjustment as it, acting in its discretion, deems appropriate to correct such error or omission.

                              ss. 5. PLAN BENEFITS
                              --------------------

5.1. Retirement Benefit. The Company Account of a Participant who is an Employee on the date he or she reaches age 65 shall become fully vested not later than such date, and his or her Distributable Account thereafter shall be payable to such Participant under ss. 6 upon his or her retirement.

5.2.         Disability Benefit.

             (a) In order to compensate for a disability and to provide a measure of security to the disabled Participant and his or her family, the Company Account of a Participant whose employment with a Company or an Affiliate is terminated by reason of his or her being disabled shall become nonforfeitable on the date his or her employment is so terminated, and his or her Distributable Account shall be payable to such Participant in accordance with ss. 6 upon his or her termination of employment.

             (b) A person  shall be treated as disabled for purposes of this ss.
             5.2 if he or she is unable to engage in any substantially gainful activity at his or her customary level of compensation, competence or responsibility as an Employee due to any medically determinable physical or mental impairment or impairments which may be expected to result in death or to be permanent.

             (c) The Plan Sponsor shall have exclusive responsibility for determining whether a person is disabled and they may consider whether a person is disabled upon their own motion or upon the written request of such person. The Plan Sponsor's determination shall be based on a consideration of all the facts and circumstances which in its absolute discretion it deems pertinent, including reports from one or more licensed physicians or psychiatrists appointed by the Plan Sponsor and paid by the Company (which employs or had employed the Participant) to examine the Participant. Any determination by the Plan Sponsor of whether a person is disabled for purposes of this Plan shall be conclusive.

5.3.         Death Benefit.

             (a) In order to provide a measure of security in the event of a Participant's death, the Company which employs (or which last employed) a Participant immediately before his or her death promptly shall notify the Plan Sponsor of the name of his or her Beneficiary, and his or her Account shall be changed to the name of his or her Beneficiary and shall be paid to such Beneficiary under ss. 6. Furthermore, if a Participant dies while he or she is an Employee, his or her Company Account shall become fully vested on his or her date of death.

             (b) If a Participant under applicable law has a spouse on his or her date of death, such spouse automatically shall (unless otherwise permissible under Code ss. 401(a)(11)) be treated as his or her Beneficiary under this Plan absent such spouse's written and notarized consent to the designation by the Participant of any other person as his or her Beneficiary or to the designation of any other person as his or her Beneficiary in accordance with the terms of this Plan. On the other hand, if a Participant has no such spouse or if his or her spouse so consents, such Participant's Beneficiary shall be a person or persons so designated in writing by a Participant on a form satisfactory to the Plan Sponsor or, in the event no such designation is made, or if no person so designated survives the Participant, or if after checking his or her last known mailing address the whereabouts of the person so designated is unknown and no death benefit claim is submitted to the Plan Sponsor by such person within one year after the date of his or her death, the personal representative of such Participant, if any has qualified within twelve (12) months from the date of his or her death or, if no personal representative has so qualified, any heirs at law of the Participant whose whereabouts are known by the Plan Sponsor.

5.4.         Vested Benefit.

             (a) General. A Participant who (as of the date of the termination of his or her employment as an Employee) is ineligible for any other benefit payment under this Plan shall be eligible for the payment of his or her 401(k) Account and Contributory Account, if any, and the vested percentage, if any, of his or her Company Account under ss. 6. The vested percentage, if any, of his or her Company Account shall be determined under this ss. 5.4.

             (b) Vesting Schedule. The Plan Sponsor shall determine the vested percentage of a Participant's Company Account as of the date his or her employment as an Employee terminates in accordance with the vesting schedule set forth in this ss. 5.4(b). Such determination shall be made based on the Participant's Years of Service under ss. 5.4(c). The vested percentage of his or her Company Account shall be maintained as a separate special Account until distributed by the Plan Sponsor under ss. 6. The balance, or the nonvested percentage, of his or her Company Account shall become a Forfeiture as of the earlier of (1) the date as of which payment of the vested portion of the Participant's Company Account is made or, if such vested portion is zero, the date payment otherwise would have been made under ss. 6 if such vested portion at the Participant's termination of employment was $3,500 or less, (2) the last day of the Plan Year in which the Participant terminates employment, or
             (3) the date as of which the Participant has 5 consecutive Breaks in Service.

                           Full Years                      Vested Percentage of
                           of Service                         Company Account
                           ----------                         ---------------

                           Less than 2                               0
                                  2                                  20%
                                  3                                  40%
                                  4                                  60%
                                  5                                  80%
                                  6 or More                         100%

         If a Participant's employment terminates after he or she has completed at least two Years of Service plus some fractional Year of Service, the vested percentage of his or her Company Account shall equal the sum of
         (1) the percentage figure shown on the vesting schedule (set forth in this ss. 5.4(b)) opposite the number of full Years of Service which such Participant had then completed and (2) a fractional amount of the difference between such percentage figure and the percentage figure opposite one additional full Year of Service, where the numerator of such fraction shall be the number of full months which such Participant had completed in such fractional Year of Service and the denominator shall be 12.

         (c)      Year of Service.

                  (1) General. Subject to the exceptions set forth in ss. 5.4(c)(2) and (3), a Participant's Years of Service shall equal his or her full years of service as an Employee completed during the period from his or her Employment Commencement Date to his or her Employment Termination Date which coincides with the first day of his or her first Break in Service following that Employment Commencement Date.
                  If an Employee has two or more periods of employment, the number of days in each such period in excess of the full years of employment in each such period shall be aggregated into additional full years of service on the assumption that 365 days of service equal one full year of service.

                  (2) Former New Market Employees. With respect to an Employee of Cousins MarketCenters, Inc. (which formerly was known as Cousins/New Market Development Company, Inc.), such Employee's employment by New Market Development Company, Ltd. or one of its affiliates for periods after October 31, 1987 shall be treated as employment by a Company under this ss. 5.4(c) if such Employee became an employee of Cousins/New Market Development Company, Inc. on November 1, 1992 and he or she had been an employee of New Market Development Company, Ltd. or one of its affiliates on October 31, 1992.

                  (3) Breaks in Service. If an Employee is reemployed after he or she has 5 or more consecutive Breaks in Service and the vested percentage of his or her Account before the first such Break in Service had been zero, Year of Service credit shall be carried forward from his or her prior period of employment only if the number of his or her full Years of Service completed before the first such Break in Service exceeds the number of consecutive Breaks in Service which such Employee had immediately before his or her reemployment.

         (d)      Reemployment.

                  (1) If a Participant is reemployed before he or she has 5 consecutive Breaks in Service and before the balance, or nonvested percentage, of his or her Company Account is treated as a Forfeiture under ss. 5.4(b), his or her vested interest in that part of his or her Company Account thereafter shall be determined in accordance with the formula set forth in ss. 5.4(d)(3).

                  (2) If a Participant is reemployed before he or she has 5 consecutive Breaks in Service and while this Plan remains in effect but after the balance, or nonvested percentage, of his or her Company Account has been treated as a Forfeiture under ss. 5.4(b), the Plan Sponsor shall cause the Trustees, upon the Participant's completion of one Year of Service (after his or her reemployment) to restore such balance to a special Company Account for such Participant (subject to the Adjustment which the Plan Sponsor determines would have been allocable to that balance on the assumption that such balance were invested in the Funds as described in ss. 8.1(a) and not in a Brokerage Account as described in ss. 8.1(b) or other individually directed investments as described in ss. 8.1(c)), and his or her vested interest in such special Company Account thereafter shall be determined in accordance with the formula set forth in ss. 5.4(d)(3). Such restoration shall be made from Company Contributions or from an assessment against each Company, whichever the Plan Sponsor deems reasonable and appropriate under the circumstances.

                  (3)      For purposes of ss. 5.4(d)(1) and ss. 5.4(d)(2),

                           X =  P (AB + D) - D, where
                           X = the dollar amount, if any, of the vested percentage of the Participant's existing or restored special Company Account;
                  P = the vested percentage of his or her existing or restored special Company Account as determined under the vesting schedule in ss. 5.4(b);
                  AB = the then balance of his or her existing or restored special Company Account; and D = the dollar amount, if any, distributed to the former Employee from the vested percentage of his or her Company Account as a result of his or her previous termination of employment.

5.5. Missing Claimant. If no Beneficiary of a deceased Participant is identified and located pursuant to the procedure set forth in ss. 5.3(b), or if the Account of a Participant becomes payable under ss. 5 for any reason other than his or her death and the Plan Sponsor is unable to locate such Participant after sending written notice to his or her last known mailing address and the last known mailing address of any Beneficiaries such Participant may have designated, the Plan Sponsor, in its discretion, may treat his or her Account as a Forfeiture as of the last day of the calendar year which includes the second anniversary of the date his or her Account first became payable, or as of the last day of any subsequent calendar year. However, if such missing Beneficiary or Participant in a subsequent calendar year files a written claim with the Plan Sponsor while this Plan remains in effect for the Account forfeited and proves to the satisfaction of the Plan Sponsor his or her identity as the person then entitled to such benefit under the terms of this Plan, the Plan Sponsor shall direct the payment to such Beneficiary or Participant in accordance with ss. 6 of an amount which equals dollar for dollar the amount treated as a Forfeiture. Such payment at the Plan Sponsor's discretion may come from Company
Contributions or directly from one, or more than one, Company, or from an assessment against each Company, whichever the Plan Sponsor deems reasonable and appropriate under the circumstances.

                           ss. 6. BENEFIT DISTRIBUTION
                           ---------------------------

6.1.     Lump Sum Distribution.

         (a) General. A Participant's Distributable Account shall be paid only as a result of an event described in ss. 5 or in ss. 6.4 and, further, shall be paid only to such Participant or, in the case of his or her death before payment has been made, only to his or her Beneficiary in a lump sum.

         (b)      Direct Rollovers.

                  (1) Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this ss. 6, a distributee (as described in ss. 6.1(b)(4)) may elect, at the time and in the manner prescribed by the Plan Sponsor, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  (2) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code ss. 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (3) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Code ss. 408(a), an individual retirement annuity described in Code ss. 408(b), an annuity plan described in Code ss. 403(a), or a qualified trust described in Code ss. 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (4) Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code ss. 414(p), are distributees with regard to the interest of the spouse or former spouse.

                  (5) Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

6.2.     Distribution Deadlines and Consent Requirement.

         (a) General Rule. A Participant's Distributable Account automatically shall be paid as soon as practicable after his or her employment as an Employee terminates unless his or her Distributable Account exceeds $3,500. If his or her Distributable Account exceeds $3,500, his or her Distributable Account shall be paid (1) as soon as practicable after the Plan Sponsor determines that the Code ss. 411(a)(11) consent requirements for a Distributable Account in excess of $3,500 have been satisfied with respect to such account or, if earlier, (2) when required under ss. 6.2(b). The distribution of each Distributable Account shall be made no later than the later of 60 days after the end of the calendar year in which a Participant reaches age 65 or retires unless such consent requirements prohibit such a distribution or ss. 6.2(b) requires an earlier distribution.

         (b)      Statutory Deadlines.

                  (1)      Participant.

                           (A) Initial Deadline. A Participant's Distributable Account shall in any event be distributed to such Participant no later than April 1 of the calendar year which follows the calendar year in which he or she reaches age 70 1/2.

                           (B) Additional Contributions. Any contributions credited to a Participant's Distributable Account after the date payment is required to be made to such Participant under this ss. 6.2(b)(1) shall be paid to such Participant in a lump sum in cash no later than 270 days after the date as of which such contributions are credited to such account.

                  (2) Beneficiary. If a distribution is made to a Participant's Beneficiary, such distribution shall be made by December 31 of the calendar year containing the fifth anniversary of the date of the Participant's death.

6.3.     Distributions Procedure.

         (a) General. The amount of a Distributable Account to be distributed under this ss. 6 shall be determined by the Plan Sponsor on the basis of the Valuation Date which immediately precedes the date that such distribution is made, and no distribution shall be made to a Participant or Beneficiary on the basis of a Valuation Date which comes before the event which triggers such distribution under ss. 5.

         (b)      Special Rule for Large Distributions or Transfers.

                  (1) If a distribution (including a hardship distribution under ss. 6.4, but excluding a distribution from a Brokerage Account or other individually directed investments under ss. 8.1) to be made under this ss. 6 as of a Valuation Date or a transfer to a Brokerage Account or other individually directed investments to be made under ss. 8.1 as of a Valuation Date equals or exceeds $10,000.00, such distribution or transfer shall (subject to ss. 6.3(b)(2) and ss. 6.3(d)) be made in a combination of property and cash in accordance with the following rules:

                           (A) Step One. Before any distributions or transfers are made, all of the assets of all of the Funds (excluding assets held in Brokerage Accounts or other individually directed investments) shall be divided for purposes of this ss. 6.3(b) into two accounts, one of which shall consist exclusively of common stock issued by the Plan Sponsor ("Employer Stock Account") and the other of which shall consist of all the other assets of all of the Funds ("Other Assets Account").

                           (B) Step Two. The portion of each class of common stock in the Employer Stock Account to be
                           distributed   to,  or transferred  on behalf  of,
                           each Participant whose distribution or transfer equals or exceeds $10,000 and each Participant who has elected under ss. 6.3(c) to treat his or her distribution or transfer as subject to this
                           ss. 6.3(b), shall be determined by multiplying the value as of such Valuation Date of each class of common stock in the Employer Stock Account by a fraction, the numerator of which shall be the total value as of such Valuation Date of the distribution or transfer to be made as of such date for such Participant and the denominator of which shall be the total value of all of the assets of the Funds (excluding assets held in Brokerage Accounts or other individually directed investments) as of such date; provided, however, no fractional share of common stock shall be paid or transferred under this Step Two and, if a
                           fractional   share  is  distributable  or
                           transferable under this Step Two, the value of such fractional share shall be distributed from the Other Assets Account in cash in Step Three of this ss. 6.3(b).

                           (C) Step Three. The balance of each remaining distribution or transfer shall be made in cash.

                  (2) A Participant may elect (on the form provided for this purpose) at any time prior to a Valuation Date that any distribution or transfer which otherwise would be subject to ss. 6.3(b)(1) as of such Valuation Date be made either (A) i cash or (B) in a higher proportion of cash than provided in ss. 6.3(b)(1), and the Plan Sponsor shall, on or before such Valuation Date, direct the Trustees either (i) to make such distribution or transfer from the cash available in the Fund;
                 (ii) to sell the applicable portion of the Participant's Account's pro rata share (in whole shares) of Employer Stock to the Plan Sponsor as of such Valuation Date; or (iii) to sell the applicable portion of the Participant's Account's pro rata share (in whole shares) of Employer Stock on the open market as soon as practicable after such Valuation Date, and deduct the cost of such sale from the Participant's Account.

         (c) Special Rule for Other Distributions or Transfers. If ss. 6.3(b) does not automatically apply to a distribution or transfer, a Participant nevertheless may elect that the Plan Sponsor treat any such distribution or transfer (except a distribution described in ss. 6.2(b)(1)(B)) as subject to ss. 6.3(b), and the Plan Sponsor (subject to ss. 6.3(d)) shall do so if the Participant satisfies such reasonable requirements as the Plan Sponsor may set for such an election.

         (d) Exception to Special Rules for Certain Distributions and Transfers. If either the Plan Sponsor or the Trustee determines that a distribution of common stock issued by the Plan Sponsor under ss. 6.3(b) or ss. 6.3(c) might result in "Excess Shares" under Article 11 of the Plan Sponsor's Articles of Incorporation or might violate any applicable law or any other provision in the Plan Sponsor's Articles of Incorporation, or might cause the Plan Sponsor to lose its status as a real estate investment trust under the Code, such distribution shall be made in cash or in cash and other property (in lieu of such stock) in accordance with this ss. 6.3(d). If such a determination is made, the Trustee shall as of the first day of the calendar month which follows such determination set aside the Participant's entire Distributable Account in a Brokerage Account. Only the Trustee shall have the right to make investment decisions regarding buying or selling of the Plan Sponsor's common stock in such Brokerage Account, and the Trustee shall begin an orderly liquidation of the Plan Sponsor's common stock allocated to such account with a view towards completing such liquidation on or before the third anniversary of the establishment of such Brokerage Account. The affected Participant shall have the right (subject to ss. 6.2(b), Statutory Deadlines) to direct the Trustee respecting the timing of distributions from such account.

         (e) Statutory Restrictions. The Plan Sponsor shall have the right to unilaterally direct the Trustee to make part or all of any distribution under this ss. 6.3 in the form of common stock issued by the Plan Sponsor and held by the Funds if the Plan Sponsor determines (on the advice of counsel) that any statute, rule or regulation makes it impermissible or imprudent for the Trustee to sell such common stock in order to effect a distribution or transfer.

         (f) No Annuities. In no event shall a Participant's Distributabl Account be distributed to such Participant in the form of a life annuity.

6.4.     Hardship Distributions.

         (a) Hardship Distribution of Contributory Account. Upon the request of an Employee who has a Contributory Account, the Plan Sponsor may distribute all or a part of a Participant's Contributory Account to such Participant during any calendar month (based on the immediately preceding Valuation Date) to the extent that the Plan Sponsor determines that such a distribution (1) is necessary in order to avoid a hardship due to a death, serious illness or accident in his or her immediate family or (2) is for use by the Participant in acquiring a personal residence or (3) is needed to pay his or her educational expenses of educating members of his or her immediate family.

         (b) Hardship Distribution of 401(k) Account. A Participant shall have the right to request a withdrawal of all or any portion of his or her 401(k) Account (other than the investment gains or losses allocated to such 401(k) Account) at any time before he or she terminates employment with the Plan Sponsor and all Affiliates, and the Plan Sponsor shall grant such request if, and to the extent that, it determines (based on all the relevant facts and circumstances and in accordance with the regulations under Code ss. 401(k)) that the withdrawal is "necessary" (as described in ss. 6.4(b)(1)) to satisfy an "immediate and heavy financial need" (as described in ss. 6.4(b)(2)).

         Any request for a withdrawal for a financial hardship shall be made in writing and shall set forth in detail the nature of such hardship and the amount of the withdrawal needed as a result of such hardship, and the Participant shall supplement such request with such additional information as the Plan Sponsor requests consistent with this ss. 6.4(b).

                  (1) Amount Necessary to Satisfy Need. A withdrawal shall be deemed to be "necessary" to satisfy an immediate and heavy financial need only if

                           (A) the withdrawal is not in excess of the amount of such need, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such withdrawal, and

                           (B) the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans currently available from this Plan and all other plans maintained by the Plan Sponsor and all Affiliates. Notwithstanding the foregoing, a Participant will not be required to obtain a loan from this Plan or any other plan maintained by the Plan Sponsor or an Affiliate if the effect of the loan would be to increase the amount of the need.

                  A Participant who receives a withdrawal for a financial hardship under this ss. 6.4(b) shall not be eligible to make any 401(k) Contributions under this Plan or any elective contributions or employee contributions under any other qualified plan or nonqualified plan of deferred compensation maintained by the Plan Sponsor or an Affiliate for the twelve month period following the date of such withdrawal. Further, such Participant's 401(k) Contributions under this Plan and any elective contributions under any other plan maintained by the Plan Sponsor or an Affiliate for the calendar year immediately following the calendar year in which such withdrawal occurred shall not exceed the dollar limitation under Code ss. 402(g) for such following calendar year (as described in ss. 4.5(b)) reduced by the amount of his or her 401(k) Contributions under this Plan and any elective contributions under any other plan maintained by the Plan Sponsor or an Affiliate for the calendar year in which such withdrawal occurred.

                  (2) Immediate and Heavy Financial Need. An "immediate and heavy financial need" shall mean

                           (A) expenses for medical care described in Code ss. 213(d) previously incurred by the Participant or his or her spouse or dependents (as defined in Code ss.
                           152) or amounts necessary for such individuals to obtain such medical care,

                           (B) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant,

                           (C) the payment of tuition, related educational fees and room and board for the next twelve months of post-secondary education for the Participant or his or her spouse, children or dependents,

                           (D) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence, or

                           (E) such other events as the Internal Revenue Service deems to constitute an "immediate and heavy financial need" under Code ss. 401(k).

                              ss. 7. ADMINISTRATION
                              ---------------------

7.1. Plan Sponsor Powers and Duties. The Plan Sponsor shall have the exclusive responsibility and complete discretionary authority to control the operation, management and administration of this Plan, with all powers necessary to enable it properly to carry out its duties in that respect, including but not limited to, the power to construe the terms of this Plan and the Trust Agreements, to determine status, coverage and eligibility for benefits, and to resolve all interpretative, equitable, and other questions that shall arise in the operation and administration of this Plan. The Plan Sponsor ordinarily shall act through its Chief Financial Officer. All actions and decisions of the Plan Sponsor on all matters within the scope of its authority shall be final, conclusive and binding on all persons.

7.2. Liquidity Requirements. The Plan Sponsor shall determine anticipated liquidity requirements to meet projected benefit payments for each calendar year and, if any adjustment from previous annual liquidity requirements is appropriate, the Plan Sponsor shall appropriately coordinate the Trustees' Fund investment policies with Plan needs.

7.3. Records. All records of this Plan, together with such other documents as may be necessary for the administration of this Plan shall be maintained for at least six years in the custody of the Plan Sponsor.

7.4. Information from Others. The Plan Sponsor, the Trustee, and the officers and directors of each Company shall be entitled to rely upon all information and data contained in any certificate or report or other material prepared by any actuary, accountant, attorney or other consultant or adviser selected by the Plan Sponsor or the Trustee to perform services on behalf of this Plan or any Fund.

                         ss. 8. TRUST FUNDS AND TRUSTEE
                         ------------------------------

8.1.     Trust Funds.

         (a) General. The assets of this Plan shall be held in one or more separate Funds, as determined by the Plan Sponsor. Each of the Funds shall be held and managed by one, or more than one, individual Trustee appointed by the Plan Sponsor pursuant to a separate Trust Agreement and shall be invested up to 100% in the common stock of the Plan Sponsor, or any successor to the Plan Sponsor, except to the extent that a Participant who is an Employee exercises his or her right under ss. 8.1(b) to direct the investment of his or her Account (other than his or her 401(k) Account) through a Brokerage Account or to the extent Accounts are invested in other individually directed investments under ss. 8.1(c). No individual shall at any time serve as the Trustee for more than one Fund. The Plan Sponsor shall determine how assets of this Plan are to be allocated among the Funds and shall have the power to direct the Trustee of any Fund to transfer assets of such Fund to the Trustee of any other Fund or Funds.

         (b) Brokerage Account. A Participant who desires to manage the investment of his or her own Account (other than his or her 401(k) Account) may file a written election to do so with the Plan Sponsor, and the Plan Sponsor will direct one, or more than one, Trustee to establish a Brokerage Account on behalf of such Participant and to transfer the assets of his or her Account (other than his or her 401(k) Account) to such Brokerage Account as of the first day of the calendar month which follows the date the Plan Sponsor actually receives such Participant's election. The cash or other assets to be transferred to a Participant's Brokerage Account shall be determined under ss. 6.3 as if the Participant's employment had terminated on the date the Plan Sponsor receives his or her election under this ss. 8.1(b). A Participant upon the establishment of his or her Brokerage Account shall be exclusively responsible for the management of the assets of such Brokerage Account subject to the following terms and conditions:

                  (1) All investments shall be made through the broker designated by the Plan Sponsor as the broker for all Brokerage Accounts,

                  (2) Investments shall be made only in securities which are ordinarily and customarily available through the brokerage firm which maintains the Brokerage Account,

                  (3) No investment shall be made under any circumstances on "margin" or in any "naked" option,

                  (4) Investments shall be made only if such investments will be shown on the standard monthly account statements prepared by the brokerage firm which maintains the Brokerage Account, and

                  (5) The Participant agrees to such other terms and conditions as the Trustee, the Plan Sponsor and the brokerage firm
                 (whether individually  or  collectively)  shall  establish from time to time for Brokerage Accounts.

         All transaction fees, commissions and any annual maintenance fee for a Participant's Brokerage Account will be paid directly from such Brokerage Account. If a Brokerage Account is maintained for a Participant and the Participant desires that the Trustee resume the management of his or her Account (other than his or her 401(k) Account), a Participant can request the Plan Sponsor in writing that the Trustee does so, and the Plan Sponsor shall direct the Trustee to do so on the Valuation Date which first follows the date the Participant converts all of his or her investments in his or her Brokerage Account to cash; provided, however, a Participant shall not have the right to make more than one such request in any 12 consecutive month period. No part of an Adjustment shall be allocated to a Brokerage Account, but all investment gains and losses (whether realized or unrealized) from the investment of the assets of a Brokerage Account shall be allocated exclusively to such account as of each Valuation Date. Finally, if a Participant's employment terminates as an Employee (for any reason, including death) while he or she has a Brokerage Account, his or her Brokerage Account shall be payable under ss. 6 subject to the following special rules:

                           (A) if such Participant's Account exceeds $3,500 and is fully vested, he or she shall have the right to maintain his or her Brokerage Account or to request a distribution of the assets of his or her Brokerage Account when his or her employment terminates, and

                           (B) if such Participant's Account is less than $3,500 and is fully vested, he or she shall have the right to request a distribution of the assets of his or her Brokerage Account when his or her employment terminates but, if he or she fails to do so, the Plan Sponsor shall convert the assets in his or her Brokerage Account to cash, and

                           (C) if his or her Account is less than fully vested, the Participant shall, within 20 days after the end of the calendar month in which his or her employment terminates, convert assets in his or her Brokerage Account to cash in an amount equal to no less than the dollar amount of the nonvested portion of his or her Company  Account (as
                           determined as of the end of such calendar month). If the Participant fails to convert sufficient assets in his or her Brokerage Account within such time period, the Plan Sponsor shall direct one, or more than one, Trustee to convert sufficient assets to cash by selling assets in such amounts and at such times as it determines in its sole discretion as necessary or appropriate to effectuate the Forfeiture of the Participant's
                           nonvested   Company  Account.   The  Plan  Sponsor
                           thereafter shall direct one, or more than one, Trustee to transfer cash equal to the nonvested portion of the Participant's Company Account from his or her Brokerage Account to one or more of the funds described in ss. 8.1(a) as soon as practicable after such cash is available in such Brokerage Account, and such transferred amounts shall remain in the Participant's Company Account until it becomes a Forfeiture under ss. 5.4(b).

                  A Beneficiary  of a Participant  described in clause (A) above
                  shall  also  have  the  right  to  maintain   and  direct  the
                  investment of a Brokerage Account.

         (c) Other Individually Directed Investments. The Plan Sponsor may at any time establish procedures to allow individuals to direct the investment of their Accounts. The Plan Sponsor as part of establishing any such procedures shall direct one, or more than one, Trustee to establish the investment alternatives designated by the Plan Sponsor and to accept directions to invest all or any specified portion of the individual's Account among such alternatives. The Plan Sponsor shall establish as part of such procedures such rules for effecting the investment elections as it deems necessary or appropriate, which rules shall be applied on a uniform and nondiscriminatory basis to all similarly situated individuals. Except as required under ERISA, neither a Company nor a Trustee shall be responsible for any investment decisions made by an individual with respect to his or her Account. If an individual fails to direct the investment of his or her Account, the Trustee shall assume the investment responsibility for such Account.

         (d) ERISA 404(c). To the extent that the Plan Sponsor chooses to do so, the Plan Sponsor may take advantage of any relief afforded to Plan fiduciaries under ERISA ss. 404(c) and the related regulations. If Participants, Beneficiaries or alternate payees are permitted to direct the investment of their Accounts, the Plan Sponsor shall designate a fiduciary who shall implement such individuals' directions and shall determine the manner and frequency of investment instructions, any limitations on such instructions and such other procedures as may be necessary or appropriate to implement such individuals' directions or to satisfy the requirements of ERISA ss. 404(c). Any such procedures may be amended or modified from time to time by the Plan Sponsor in its discretion and all such procedures and any amendments or modifications to such procedures are incorporated into and made a part of this Plan.

8.2. Notification to Trustee. Any action of the Plan Sponsor pursuant to any of the provisions of this Plan shall be communicated to each Trustee in accordance with such procedures as the Plan Sponsor deems appropriate under the circumstances.

8.3.     Loans.

         (a) Administration and Procedures. The Plan Sponsor shall establish objective nondiscriminatory procedures for the administration of the loan program under this Plan and such procedures and any amendments to such procedures are incorporated by this reference as a part of this Plan. Such procedures shall include, but are not limited to:

                  (1) the class of Participants and Beneficiaries who are eligible for a loan;

                  (2) the identity of the person or position authorized to administer the loan program;

                  (3)      the procedures for applying for a loan;

                  (4)      the basis on which loans will be approved or denied;

                  (5) the limitations, if any, on the types and amounts of loans offered;

                  (6) the procedures for determining a reasonable rate of interest;

                  (7) the types of collateral that may be used as security for a loan; and

                  (8) the events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

         (b)      General Statutory Requirements.  All loans made under this
         Plan shall

                  (1) be made available to Participants and Beneficiaries who are eligible for a loan on a reasonably equivalent basis;

                  (2) not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees;

                  (3) be made in accordance with specific provisions regarding loans set forth in this Plan and the procedures described above;

                  (4)      bear a reasonable rate of interest; and

                  (5)      be adequately secured.

         (c) Other Conditions. All loans made under this Plan shall be subject to the following additional conditions.

                  (1) Principal and interest on the loan shall be repaid in substantially level installments with payments not less frequently than quarterly over a period of 5 years or less. However, if so provided in the loan procedures described above, the repayment period may exceed 5 years if the loan is classified as a "home loan" (as described in Code ss. 72(p)).

                  (2) If the loan is secured by any portion of the Participant's Account, the Account balance shall not be reduced as a result of a default until a distributable event occurs under the Plan.

                  (3) The Participant or Beneficiary must agree to any other terms and conditions required under the procedures described above.

         (d) Statutory Limitation on Amounts. The principal amount of any loan to a Participant (when added to the outstanding principal balance of any outstanding loans made to the Participant under this Plan and all other plans maintained by the Plan Sponsor or an Affiliate that are tax exempt under Code ss. 401) may not exceed the lesser of:

                  (1)      $50,000 reduced by the excess, if any, of

                           (A) the highest outstanding principal balance of previous loans to the Participant from the Plan (and all other plans described above) during the one year period ending immediately before the date the current loan is made, over

                           (B) the current outstanding principal balance of those previous loans on the date the current loan is made; or

                  (2) 50% of the vested interest in the Participant's Account at the time the loan is made.

         (e) Distributions. The vested Account balance actually payable to an individual who has an outstanding loan shall be determined by reducing the vested Account balance by the amount of the security interest in the Account (if any). The Trustee may cancel the Plan's security interest in the Account and distribute the note in full satisfaction of that portion of the Participant's Account equal to the outstanding balance of the loan or the amount that would have been outstanding but for a discharge in bankruptcy or through any other legal process.
         Notwithstanding anything to the contrary in this Plan or the loan procedures described above, in the event of default, foreclosure on the note and execution of the Plan's security interest in the Account shall not occur until a distributable event occurs under this Plan and interest shall continue to accrue only to the extent permissible under applicable law.

                ss. 9. AMENDMENT, TERMINATION AND INDEMNIFICATION
                -------------------------------------------------

9.1. Amendment. The Plan Sponsor reserves the right at any time and from time to time to amend this Plan in writing, provided that no amendment shall be made which would divert any of the assets of the Funds to any purpose other than the exclusive benefit of Participants and Beneficiaries unless such amendment is necessary to cause this Plan to continue to be exempt from income taxes under the Code.

9.2. Termination. The Plan Sponsor expects this Plan to be continued indefinitely but, of necessity, reserves the right to completely or partially terminate this Plan or to discontinue contributions at any time by action of the Board. If this Plan is completely or partially terminated under this ss. 9.2, or if the Plan Sponsor declares a permanent discontinuance of contributions to this Plan, the Company Account of each affected Participant who then is an Employee shall become fully vested on the date of such complete or partial termination or on the date of such declaration of discontinuance, as the case may be.

In the case of such a complete termination of this Plan or such a permanent discontinuance of contributions, the Trustees shall liquidate Fund investments as necessary and distribute Accounts to Participants and Beneficiaries after the receipt of a favorable determination letter from the Internal Revenue Service respecting such termination or discontinuance.

9.3. Indemnification. Each Company (to the extent permissible under applicable law) shall indemnify each of its officers and Employees from and against any liability, assessment, loss, expense or other cost of any kind or description whatsoever, including legal fees and expenses, actually incurred by such person on account of any action or proceeding, actual or threatened, which arises as a result of his or her acting on behalf of a Company under this Plan, provided (1) such action or proceeding does not arise as a result of his or her own negligence, willful misconduct or lack of good faith and (2) such protection is not otherwise provided through insurance. Each Trustee shall (to the extent permissible under law) be indemnified and held harmless by the Plan Sponsor (subject to a right of contribution against each Company) for any expenses, including legal fees, incurred in the defense of any actual or threatened legal action which arises as a result of his or her appointment as a Trustee, provided that he or she is not ultimately determined in such action to be liable for a breach of his or her fiduciary (as distinguished from his or her co-fiduciary) duty under this Plan.

                              ss. 10. MISCELLANEOUS
                              ---------------------

10.1. Headings and References. The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in construction of the provisions of this Plan. All references to sections and subsections shall be to sections and subsections in this Plan unless otherwise set forth in this Plan.

10.2. Construction. In the construction of this Plan, the masculine shall include the feminine and the singular the plural in all cases where such meanings would be appropriate. This Plan shall be construed in accordance with the laws of the State of Georgia to the extent that such laws are not preempted by federal law.

10.3. Spendthrift Clause. Except to the extent permitted by law or ss. 10.11, no Account, benefit, payment or distribution under this Plan shall be subject to the claim of any creditor of a Participant or Beneficiary, or to any legal process by any creditor of such person and no Participant or Beneficiary shall have any right to alienate, commute, anticipate, or assign (either at law or equity) all or any portion of his or her Account, benefit, payment or distribution under this Plan.

10.4. Legally Incompetent. The Plan Sponsor in its discretion shall direct the Trustee to make payment on such direction directly to (i) an incompetent or disabled person, whether because of minority or mental or physical disability,
(ii) to the guardian of such person or to the person having custody of such person, or (iii) to any person designated or authorized under any state statute to receive such payment on behalf of such incompetent or disabled person, without further liability either on the part of the Plan Sponsor or the Trustee for the amount of such payment to the person on whose account such payment is made.

10.5. Benefits Supported Only by Funds. Any person having any claim for any benefit under this Plan shall (except to the extent required under ERISA) look solely and exclusively to the assets of the Funds for satisfaction. In no event will a Company, or any of its officers, members of its board of directors or a Trustee in his or her individual capacity be liable to any person whomsoever for the payment of benefits under this Plan.

10.6. No  Discrimination.  The Plan Sponsor shall administer this Plan in a
uniform  and   consistent   manner  with   respect  to  all   Participants   and
Beneficiaries.

10.7. Claims. Any payment to a Participant or Beneficiary or to their legal representative, or heirs-at-law, made in accordance with the provisions of this Plan shall to the extent of such payment be in full satisfaction of all claims under this Plan against the Trustees and each Company, either of whom may require such person, his or her legal representative or heirs-at-law, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustees or the Plan Sponsor, as the case may be.

10.8.        Nonreversion.

             (a) Except as provided in ss. 10.8(b), no Company shall have any present or prospective right, claim, or interest in the Fund or in any Company Contribution made to the Trustee.

             (b)  To the  extent  permitted  by  Code  and  ERISA,  the  Company
             Contributions, plus any earnings and less any losses on such contributions, shall be returned by the Trustee to a Company in the event that:

                    (1) A Company Contribution is made by such Company by a mistake of fact, provided such return is effected within one year after the payment of such contribution; or

                    (2) A deduction for a Company Contribution is disallowed under Code ss. 404, in which event such contribution shall be returned to the Company which made such contribution within one year after such disallowance, all contributions being hereby conditioned upon being deductible under Code ss. 404.

             The Trustee shall have no obligation or responsibility whatsoever to determine whether the return of any such Company Contribution is permissible under the Code or ERISA and shall be indemnified and held harmless by each Company for their actions in accordance with this ss. 10.8.

10.9. Merger or Consolidation. In the case of any merger or consolidation of this Plan with, or transfer of assets or liabilities of this Plan to, any other employee benefit plan, each person for whom an Account is maintained shall be entitled to receive a benefit from such other employee benefit plan, if it is then terminated, which is equal to or greater than the benefit such person would have been entitled to receive immediately before the merger, consolidation or transfer, if this Plan had been terminated.

10.10. Agent for Service of Process. The agent for service of process for this Plan shall be the person currently listed in the records of the Secretary of State of Georgia as the agent for service of process for the Plan Sponsor.

10.11. Qualified Domestic Relations Order. In accordance with uniform and nondiscriminatory procedures established by the Plan Sponsor from time to time, the Plan Sponsor upon the receipt of a domestic relations order which seeks to require the distribution of a Participant's Account in whole or in part to an "alternate payee" (as that term is defined in Code ss. 414(p)(8)) shall

             (a) promptly notify the Participant and such "alternate payee" of the receipt of such order and of the procedure which the Plan Sponsor will follow to determine whether such order constitutes a "qualified domestic relations order" within the meaning of Code ss. 414(p),

             (b) determine whether such order constitutes a "qualified domestic relations order", notify the Participant and the "alternate payee" of the results of such determination and, if the Plan Sponsor determines that such order does constitute a "qualified domestic relations order",

             (c) direct the Trustee to transfer such amounts, if any, as the Plan Sponsor determines necessary or appropriate from the Participant's Account to a special Account for such "alternate payee", and

             (d) direct the Trustee to make such distribution to such "alternate payee" from such special Account as the Plan Sponsor deems called for under the terms of such order in accordance with Code ss. 414(p).

An "alternate payee's" special Account shall be distributed in accordance with ss. 6 as if the "alternate payee" was a Beneficiary as soon as practicable after that Account has been established under this ss. 10.11, without regard to whether the date of such distribution is prior to the earliest date that a distribution could be made to a Participant under the terms of this Plan and prior to a Participant's "earliest retirement age" under Code ss. 414(p). An "alternate payee" shall have the right to designate (in the same manner as a Participant who has no spouse) a Beneficiary for the payment of his or her special Account in the event of the alternate payee's death before such special Account is paid.

The determinations and the distributions made by, or at the direction of, the Plan Sponsor under this ss. 10.11 shall be final and binding on the Participant, the "alternate payee" and all other persons interested in such order.

IN WITNESS WHEREOF, the Plan Sponsor has caused this Plan to be executed by its duly authorized officers and its seal to be affixed to this Plan this ______ day of ________________, 1995.

                                           COUSINS PROPERTIES INCORPORATED


(CORPORATE SEAL)                           By:_________________________________

                                           Title:______________________________

ATTEST:

By:______________________________

Title:___________________________


ACKNOWLEDGMENT BY PARTICIPATING COMPANIES. To acknowledge its acceptance of this amended and restated Plan, each Company has caused this Plan to be executed by its duly authorized officers and its seal to be affixed to this Plan.

                                            COUSINS REAL ESTATE CORPORATION


(CORPORATE SEAL)                            By:_________________________________

                                            Title:______________________________

                                            Date:_______________________________

ATTEST:

By:______________________________

Title:___________________________


                                            COUSINS MARKETCENTERS, INC.


(CORPORATE SEAL)                            By:_________________________________

                                            Title:______________________________

                                            Date:_______________________________

ATTEST:

By:______________________________

Title:___________________________